EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 19, 1999, except as to Notes 19 and 20 for which the date is April 8, 1999, on our audits of the consolidated financial statements and financial statement schedule of Condor Systems, Inc. We also consent to the references to our firm under the caption "Experts."

                                             /s/ PricewaterhouseCoopers LLP
                                            ---------------------------------
                                            PricewaterhouseCoopers LLP

San Jose, California
May 19, 1999